Pricing Supplement Dated August 12, 1999
(To Prospectus  dated June 25, 1999, and  Prospectus  Supplement  dated June 29,
1999)

The Charles Schwab Corporation
Medium-Term Notes, Series A (Fixed Rate)
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Trade Date:           August 12, 1999   Original Issue Date:     August 17, 1999
Principal Amount:          $4,000,000   Net Proceeds to Issuer:       $3,982,000
Issue Price:                     100%   Interest Payable: March 1, September 1*,
Agent's Discount or Commission: .450%                            and at maturity
Interest Rate:                  7.35%   Agent's Capacity:            X Principal
Maturity Date         August 18, 2003                               ---
                                                                       Agent
                                                                    ---
* First coupon payable date commences March 1, 2000
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Form:                       X   Book-Entry
                           ---
                                Certificated
                           ---

Redemption:                 X   The Notes cannot be redeemed prior to maturity
                           ---
                                The Notes may be redeemed prior to maturity
                           ---
                  Initial Redemption Date:
                  Initial Redemption Price:
                  Annual Redemption Price Reduction:

Repayment:                  X   The Notes cannot be repaid prior to maturity
                           ---
                                The Notes can be repaid prior to maturity at the
                                option of the holder of the note
                           ---
                  Repayment Date:
                  Repayment Price:

Discount Note:             Yes       X  No
                       ---          ---

                  Total Amount of OID:
                  Yield to Maturity:
                  Initial Accrual Period:

Ranking:           X  Senior            Senior Subordinated
                  ---                ---


Morgan Stanley Dean Witter
Goldman Sachs